Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation and subsidiaries on Form S-8 of our reports dated February 25, 2003, incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
-------------------------

Parsippany, New Jersey
April 23, 2003